UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2021

Griffin Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 606-3200
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
____________________	_________________	____________________
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement
On July 14, 2021, Griffin Realty Trust, Inc. (the "Registrant"), through GRT OP, L.P. (the "Operating Partnership"), as borrower, certain subsidiaries of the Operating Partnership party thereto as guarantors, various lending institutions and KeyBank National Association, as administrative agent, entered into the Third Amendment (the "Third Amendment") to that certain Second Amended and Restated Credit Agreement dated as of April 30, 2019, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of October 1, 2020 and the Second Amendment to Second Amended and Restated Credit Agreement dated as of December 18, 2020 (collectively, the "Existing Credit Agreement"; and the Existing Credit Agreement as amended by the Third Amendment, the "Amended Credit Agreement").
Pursuant to the Existing Credit Agreement, the Operating Partnership was provided with, among other revolving and term loan credit facilities, a $150 million senior unsecured term loan that matures on April 30, 2026 (the "2026 Term Loan"). The Third Amendment amended the Existing Credit Agreement to decrease the applicable interest rate margin for the 2026 Term Loan. After giving effect to the Third Amendment, the 2026 Term Loan will accrue interest, at the Operating Partnership’s election, at a per annum rate equal to either (i) the London Interbank Offering Rate ("LIBOR") plus an applicable margin ranging from 1.25% to 2.15% or (ii) a base rate plus an applicable margin ranging from 0.25% to 1.15%, in each case such applicable margin to be based on the Registrant’s consolidated leverage ratio. Under the Existing Credit Agreement, the applicable margin for LIBOR based loans was 1.65% to 2.50% and for base rate loans was 0.65% to 1.50%, in each case based on the Registrant’s consolidated leverage ratio. All other terms of the Existing Credit Agreement are unchanged. No new term loan borrowings were incurred under the Third Amendment.
In connection with the Existing Credit Agreement, the Registrant and certain direct and indirect subsidiaries of the Operating Partnership (the "Guarantor Subsidiaries") were required to guaranty the obligations of the Operating Partnership, as borrower, under the Existing Credit Agreement (the "Existing Guaranty"). In connection with the Third Amendment, the Registrant and the Guarantor Subsidiaries were required to reaffirm and confirm their respective obligations under the Existing Guaranty.
The foregoing summary is qualified in its entirety by reference to the terms of the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 8.01.    Other Events
June 30, 2021 Net Asset Value Per Share
The Registrant’s board of directors (the "Board"), including a majority of its independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of the Registrant's net asset value ("NAV"). The Registrant's updated estimates of its NAV per share, which are published on a quarterly basis, are posted on the Registrant's website at www.grtreit.com. Please see the Registrant's valuation procedures filed with the Registrant's most recent Annual Report on Form 10-K and the Registrant's subsequent Quarterly Reports and Current Reports, which were filed with the Securities and Exchange Commission (the "SEC") and are available on the SEC's website at www.sec.gov, for a more detailed description of the Registrant's valuation procedures. The Registrant's NAV is calculated for the Registrant's Class T shares, Class S shares, Class D shares, Class I shares, Class A shares, Class AA shares, Class AAA shares and Class E shares by the Registrant's NAV Accountant, ALPS Fund Services, Inc., a third-party firm approved by the Board, including a majority of its independent directors.
Set forth below are the components of the Registrant's daily NAV as of June 30, 2021 and March 31, 2021, calculated in accordance with the Registrant's valuation procedures (in thousands, except share and per share amounts):

	June 30, 2021	March 31, 2021
Real Estate Asset Fair Value	$5,616,905	$5,627,947
Investments in Unconsolidated Entities	—	4,100
Goodwill (Management Company Value)	230,000	230,000
Interest Rate Swap (Unrealized Loss)	(39,317)	(39,823)
Perpetual Convertible Preferred Stock	(125,000)	(125,000)
Other Assets, net	96,635	60,948
Total Debt at Fair Value	(2,537,117)	(2,535,135)
NAV	$3,242,106	$3,223,037

Total Shares and OP Units Outstanding	356,167,456	356,040,604
NAV per share	$9.10	$9.05
The Registrant's independent valuation firm utilized the following approaches in calculating the Registrant's NAV in accordance with the Registrant's valuation procedures: (i) the discounted cash flow approach for 95 of the properties owned by the Registrant prior to the acquisition of the CCIT II Properties (as defined below), (ii) the allocated purchase price for each of the 26 properties in the Cole Office & Industrial REIT (CCIT II), Inc. portfolio ("CCIT II Properties") acquired in March 2021, and (iii) the sales comparison approach for the Lynwood land parcel.
The allocated purchase price of all of the CCIT II Properties, including transaction costs, was approximately $1.3 billion, which is included in Gross Real Estate Asset Value. Other Assets (Liabilities), net is higher primarily due to cash proceeds from the sale of two properties and income in excess of distributions during the quarter by the Registrant.
The following summarizes the range of cash flow discount rates and terminal capitalization rates for the 95 properties using the discounted cash flow approach:

	Range		Weighted Average
Cash Flow Discount Rate (discounted cash flow approach)	5.50%	10.25%	7.49%
Terminal Capitalization Rate (discounted cash flow approach)	4.75%	9.75%	6.71%
The following table sets forth the changes to the components of NAV for the Registrant and the reconciliation of NAV changes for each class of shares (dollars in thousands, except share and per share amounts):

	Share Classes
	Class T	Class S	Class D	Class I	Class E	IPO (1)	OP Units	Total

NAV as of March 31, 2021	$5,142	$16	$379	$17,421	$2,256,086	$654,889	$289,104	$3,223,037
Fund level changes to NAV
Unrealized gain on net assets	77	—	5	262	33,809	9,844	4,338	48,335
Unrealized gain (loss) on interest rate swaps	1	—	(1)	3	355	103	45	506
Dividend accrual	(36)	—	(4)	(166)	(21,591)	(6,368)	(2,778)	(30,943)
Class specific changes to NAV
Stockholder servicing fees/distribution fees	(13)	—	—	—	—	—	—	(13)
NAV as of June 30, 2021 before share/unit sale/redemption activity	$5,171	$16	$379	$17,520	$2,268,659	$658,468	$290,709	$3,240,922

Unit sale/redemption activity- Dollars
Amount sold	$22	$—	$3	$45	$5,348	$2,760	$—	$8,178
Amount redeemed and to be paid	—	—	—	—	(6,200)	(794)	—	(6,994)
NAV as of June 30, 2021	$5,193	$16	$382	$17,565	$2,267,807	$660,434	$290,709	$3,242,106

Shares/units outstanding as of March 31, 2021	560,459	1,802	41,399	1,902,063	248,838,543	72,857,439	31,838,899	356,040,604
Shares/units sold	2,393	—	310	4,937	591,611	308,101	—	907,352
Shares/units redeemed	—	—	—	—	(691,164)	(89,336)	—	(780,500)
Shares/units outstanding as of June 30, 2021	562,852	1,802	41,709	1,907,000	248,738,990	73,076,204	31,838,899	356,167,456

NAV per share as of March 31, 2021	$9.17	$9.17	$9.16	$9.16	$9.07	$8.99
Change in NAV per share/unit	0.06	0.05	0.05	0.05	0.05	0.05
NAV per share as of June 30, 2021	$9.23	$9.22	$9.21	$9.21	$9.12	$9.04

(1) IPO shares include Class A, Class AA, and Class AAA shares.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1
Third Amendment to Second Amended and Restated Credit Agreement dated July 14, 2021, by and among Griffin Realty Trust, Inc., GRT OP, L.P., the subsidiary guarantors party thereto, the lending institutions party thereto as lenders and KeyBank National Association, as administrative agent

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Realty Trust, Inc.

Date: July 16, 2021	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer